Exhibit 10.35(a)

SPECIAL OPERATING LICENSE

Serial Number: YU PING JT[2012]001

Enterprise Name:	Pingdingshan Xulong Renewable Resource Co., Ltd.

Entity Type:	Limited liability company (invested or controlled by natural person)

Address:	Eastern side of Xihuan Road, Xinhua Area, Pingdingshan (premises of Pingdingshan Hengji Concrete Co., Ltd.)

Principal Person in Charge:	ZHU Yulong

Business Scope:	Construction wastes cleaning, transportation, handling and recycling within municipal planning zone

Effective Date:	Until October 30, 2032

Issuing Authority:	Pingdingshan Construction Wastes Management Office

[Seal of Pingdingshan Construction

Wastes Management Office]

October 15, 2012